Exhibit 4.20

SUBSCRIPTION AGREEMENT

TO:         ADB SYSTEMS INTERNATIONAL LTD. (the “Company”)

Dear Sirs:

The undersigned (the “Subscriber”) understands that the Company is proposing to issue one Series F 7% secured convertible note (the “Series F Note”) in the principal amount of $500,000.  The Series F Note has a maturity date of May 19, 2007 (the “Maturity Date”).  The form of the Series F Note (the “Note Certificate”) is set forth in Exhibit A attached hereto.

The Subscriber wishes to subscribe for the Series F Note in the principal amount of Cdn$500,000.00 (the “Loan Amount”) in accordance with and subject to the terms of this subscription agreement (the “Note”).

The outstanding principal amount of the Note can be converted at the Subscriber’s option into units (each a “Unit”) at a conversion price (the “Conversion Price”) of $0.31 per Unit prior to receipt of payment in full both before and after default.  In addition, if, after the date that is four (4) months plus a day from the Closing Date (as hereinafter defined), the trading price of the Company’s common shares on the Toronto Stock Exchange (the “TSX”) closes above $0.70 for at least five consecutive trading days, the outstanding principal amount of the Note will automatically convert into Units at the Conversion Price on the next following business day (the “Automatic Conversion Date”).  Each Unit consists of one common share in the capital of the Company (a “Company Share”) and one half of one common share purchase warrant (the “Warrant”), with each whole Warrant entitling the holder to purchase one common share of the Company at $0.50 per share exercisable until May 19, 2007.  The form of the Warrant (the “Warrant Certificate”) is annexed hereto as Exhibit B.

The Company Shares and the common shares issuable upon the exercise of the Warrants (the “Warrant Shares”) are collectively referred to in this Agreement as the “Shares”.  The Shares and the Warrants are collectively referred to in this Agreement as the “Underlying Securities”.  The Note and the Underlying Securities are collectively referred to in this Agreement as the “Securities”.

The following terms and conditions shall apply to this subscription.

1.             Subscription for Notes

(a)           The Subscriber hereby subscribers for the Note in accordance and subject to the terms of this subscription agreement.

(b)           The closing of the issue of the Note (the “Closing”) shall take place at 2:00 p.m. (Toronto time) (the “Time of Closing”) at the offices of Folger, Rubinoff LLP, Toronto, Ontario, on May 19, 2004, or at such other time and place as may be agreed upon by the parties, provided that on such date the conditions set forth in section 2 below shall have been satisfied or waived (such closing day or such other time being hereinafter referred to as the “Closing Date”).

(c)           The Note shall be issued on the Closing Date as fully registered and shall be fully transferable subject to compliance with applicable Securities Laws (as hereinafter defined).

(d)           At the Time of Closing on the Closing Date, the Company shall deliver to or to the order of the Subscriber the definitive Note Certificate representing the Note subscribed for hereunder, the documentation contemplated herein and such further documentation as counsel for the Subscriber may reasonably require against payment of the Loan Amount by certified cheque or wire transfer payable to or to the order of the Company.

2.             Conditions of Closing

(a)           The Company’s obligation to issue the Note to the Subscriber is subject to the conditions that:

(i)            such issuance be conditionally accepted by the TSX;

(ii)           the issuance of the Note and Underlying Securities are exempt from the prospectus filing requirements under applicable securities statutes, regulations, rules, policy statements and interpretation notes and by the applicable rules and policies of the TSX (collectively, “Securities Laws”); and

(iii)          the representations and warranties of the Subscriber are true and correct as at the Closing Date.

(b)           The Subscriber’s obligation to subscribe for the Note is subject to the following conditions:

(i)            the issue of the Note having been approved by the board of directors of the Company;

(ii)           the issue of the Note having been conditionally approved by the TSX;

(iii)          the Company shall have provided evidence satisfactory to the Subscriber that the Company has obtained commitment to raise $500,000 in additional to the Loan Amount;

(iv)          the Company shall have maintained on Closing from Export Development Canada (“EDC”) and St. Paul Guarantee Insurance Company (“St. Paul Guarantee”), an account receivables insurance policy (the “Receivable Insurance Policy”) insuring 90% of value of the Company’s world-wide account receivables (the “Receivables”);

(v)           the Company shall have irrevocably directed EDC and St. Paul Guarantee to pay the proceeds from the Receivable Insurance Policy to the holder(s) of the Series F Note shown on the Certified Holder’s List described in section 6(i)(i), in accordance with the Payment Instruction described in section 6(i)(ii), upon any claim made under the Receivable Insurance Policy;

(vi)          the security interest granted by the Company in favour of each of persons shown in Schedule 3 shall have been discharged or postponed and subordinated to the security interest to be granted by the Company in favour of the Subscriber;

(vii)         Jeff Lymburner (“Lymburner”) shall have provided a limited recourse guarantee (the “Guarantee”) for the Company’s obligations under the Note, secured by a pledge of 800,000 shares in the Company beneficially owned by Lymburner (the “Pledged Shares”) in accordance with a share pledge agreement by Lymburner in favour of the Subscriber (the “Share Pledge Agreement”);

(viii)        all covenants of the Company hereunder that are required to be performed on or prior to the Closing Date shall have been performed;

(ix)           the Subscriber shall have been satisfied with the results of its due diligence review on the affairs of the Company; and

(x)            the representations and warranties of the Company shall be true and correct as at the Closing Date.

(c)           If any of the conditions set forth in (a) or (b) above is not satisfied or waived prior to Closing, this subscription agreement shall terminate and the parties shall have no further obligations hereunder.

3.             Representations, Warranties and Covenants of Subscriber and Resale Restrictions

(a)           The Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

(i)            the Subscriber is acquiring the Note as principal for its own account, and not for the benefit of any other person;

(ii)           the Subscriber is a resident of Ontario, and is an “accredited investor” as such term is defined in Ontario Securities Commission Rule 45-501 “Exempt Distributions” (“Rule 45-501”);

(iii)          the Subscriber has an office or place of business set forth in the TSX Private Placement Questionnaire and Undertaking attached hereto as Schedule 2;

(iv)          this agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber, enforceable in accordance with its terms, except that:

(A)          enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally;

(B)           specific performance, injunction and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

(C)           rights to contribution and indemnity thereunder may be limited under public policy or otherwise under applicable law.

(b)           The Subscriber acknowledges that the Note has not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and may not be offered, sold, resold or delivered within the United States of America, its territories or possessions, other than pursuant to an effective registration statement or an applicable exemption under the 1933 Act.

(c)           The Subscriber covenants and agrees with the Company that:

(i)            it will execute and deliver all documentation and provide all information required by the Securities Laws, if required, to permit the purchase of the Note on the terms set forth herein, including,

(A)          an accredited investor certificate in the form attached hereto as Schedule 1, and

(B)           a TSX Private Placement Questionnaire and Undertaking in the form attached hereto as Schedule 2; and

(ii)           it will comply with the Securities Laws concerning any resale of the Securities, and in particular, the Subscriber understands and acknowledges that the Securities will be subject to a four month resale restriction under applicable Securities Laws.

(d)           Legend.  The Subscriber, if resident in Canada, acknowledges that

(i)            the Note Certificate, and

(ii)           certificates representing

(A)          the Company Shares and the Warrants issued upon the conversion of the Note prior to September 20, 2004, and

(B)           the Warrant Shares purchased upon exercise of the Warrants prior to September 20, 2004,

will contain the following legend required pursuant to Multilateral Instrument 45-102 (Resale of Securities) of the Canadian Securities Administrators adopted as a Rule by the OSC (“MI 45-102”), and the Subscriber agrees to comply with the terms of such legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 20, 2004.”

(e)           The Subscriber acknowledges that the Company will be required to provide applicable securities regulatory authorities with certain information required by the Securities Laws and agrees to provide the Company with any such required information.

4.             Representations and Warranties of the Company

The Company hereby represents and warrants to the Subscriber (which representations and warranties shall survive closing) that:

(i)            the Company is now and has been a reporting issuer under the Securities Act (Ontario) for the four months immediately preceding the date hereof and is not in default thereunder;

(ii)           the Company has been duly organized under the laws of the Province of Ontario and has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby;

(iii)          this subscription agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with their respective terms, except that:

(A)          enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally;

(B)           specific performance, injunction and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

(C)           rights to contribution and indemnity thereunder may be limited under public policy or otherwise under applicable law;

(iv)          all necessary corporate action has been taken or will have been taken prior to the Closing Date by the Company to validly create, issue and sell the Note subscribed for by the Subscriber pursuant to this subscription agreement;

(v)           the Company Shares will be validly authorized, issued and outstanding as fully paid and non-assessable shares in the capital of the Company upon due conversion of the Note;

(vi)          the Warrants will be validly authorized, issued in the capital of the Company upon the due conversion of the Note;

(vii)         the Warrant Shares will be validly authorized, issued and outstanding as fully paid and non-assessable shares in the capital of the Company upon the due exercise of the Warrants;

(viii)        no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Company in connection with the execution and delivery or with the performance by the Company of this subscription agreement except the conditional and final approval of the TSX of which the conditional approval has been obtained;

(ix)           as at May 14, 2004, there were 61,420,621 common shares in the capital of the Company issued and outstanding;

(x)            as at May 13, 2004, the value of the Company’s world-wide accounts receivable was $872,837;

(xi)           as at May 13, 2004, the aggregate principal amounts outstanding under the Series E 11% convertible notes of the Company issued on August 19, 2003 (the “Series E Notes”) were $600,000 and there were no interest on the Series E Notes that were due and unpaid; and

(xii)          the Company’s common shares are listed for trading on the TSX and except as publicly disclosed, the Company has not received any oral or written notice that its common stock will be delisted from the TSX or that the Company’s common shares do not meet all requirements for the continuation of such listing.

5.             Reliance upon Representations, Warranties

The parties agree that, by the Company delivering the Note Certificate to the Subscriber and by the Subscriber accepting the Note Certificate, each party will be representing and warranting that the party’s representations and warranties contained in this subscription agreement are true as at the Closing Date, with the same force and effect as if they had been made by the such party at the Closing Date, and that they will survive the purchase by the Subscriber of the Note and continue in full force and effect for a period of two (2) years following the Closing Date notwithstanding any subsequent disposition by the Subscriber of the Note or the Underlying Securities.

6.             Covenants of the Company.

The Company hereby covenants and agrees with the Subscriber as follows:

(a)           to cause the Note to be duly and validly created and issued;

(b)           to cause the Shares issuable upon the conversion of the Note and upon the exercise of the Warrants to be duly and validly authorized, created and issued as fully-paid and non-assessable common shares in the capital of the Company;

(c)           to use its commercial best efforts to ensure that the Company Shares and Warrant Shares are listed and posted for trading on the TSX upon their issue;

(d)           to promptly comply with all applicable filing and other requirements under all applicable Securities Laws, including without limitation, the filing of Form 45-501F1 under Rule 45-501 within 10 days of the Closing Date;

(e)           to use its commercial best efforts to maintain its status as a reporting issuer in the province of Ontario and to continue to be in compliance with its obligations under the Securities Laws of Ontario, including without limitation, the payment of participation fees under Ontario Securities Commission Rule 13-502;

(f)            to obtain the Receivable Insurance Policy on or prior to the Closing Date, to keep the Receivable Insurance Policy in good standing for as long as any amount remains outstanding under the Series F Note, and not to cancel or amend the Receivable Insurance Policy without prior written consent of the Subscriber;

(g)           to create and maintain a register of holder(s) of the Series F Note (the “Holder Register”) and shall record in the Holder Register all relevant information on the Series F Note and holder(s) thereof, including without limitation, name and address of each holder, outstanding principal amount(s) of the Series F Note, numbers of Note Certificates, outstanding amount and payment of interest on the Series F Note, conversion of any principal amount of the Series F Note, and any assignment of the Series F Note;

(h)           to deliver on or prior to the Closing Date a copy of the executed Receivable Insurance Policy;

(i)            not to make any claim under the Receivable Insurance Policy as long as any amount remains outstanding under any of the Series F Note, unless such claims is submitted together with:

(i)            a list of holder(s) of the Series F Note as at the time of making such claim certified by an officer of the Company (the “Certified Holders’ List”); and

(ii)           a payment instruction settling out the amounts to be paid to each holder shown on the certified list referred to in section 6(i)(i) signed by each of such holder (the “Payment Instruction”);

(j)            to deliver on or prior to the Closing Date to EDC and St. Paul Guarantee an irrevocable direction (the “Direction”) that, as long as any amount remains outstanding under any of the Series E Notes or the Series F Note, the proceeds of the Receivable Insurance Policy shall be paid firstly to the holders of the Series E Notes shown on the certified holders’ list and secondly to the holder(s) of the Series F Note shown on the Certified Holders’ List in accordance with the Payment Instruction to be submitted together with any claim made under the Receivable Insurance Policy;

(k)           to renew the Receivable Insurance Policy each year during the term of the Series F Note;

(l)            to cause each person listed on Schedule 3 to discharge their security interest against the Company, or to execute a subordination and postponement agreement to subordinate their security interest against the Company to the security interest to be granted by the Company in favour of the subscribers of the Series F Note; and

(m)          if applicable, make withholdings required under Part 13 of the Income Tax Act (Canada) with respect to any payments to be made to the Subscriber under the Note and remit such withholdings to applicable governmental authority.

7.             Subsequent Financing

(a)           The Company shall not, during one year following the Closing Date, complete any debt or equity financing without the Subscriber’s prior written consent, such consent not to be unreasonably withheld.  However, no such consent from the Subscriber is required if:

(i)            in case the financing is by way of issuance of additional debt,

(A)          the terms of the financing are not more favorable to the holders of the additional debt than the terms of the Series F Note to the Subscriber (including without limitation, the conversion price, the number of underlying warrants issuable upon conversion and the exercise price and term of the underlying warrants); and

(B)           the Subscriber will rank in priority over the holders of any additional debt with respect to security interest in Company’s assets and with respect to entitlement to the proceeds of the Receivables Insurance Policy; and

(C)           in case the financing is by way of issuance of additional equity, the issue price of any offered shares shall be at least $0.31 per share, and the exercise price for any convertible securities (other than convertible debt) issued with the shares such as warrants shall be at least $0.50 per share with an exercise period no longer than three years.

(b)           The Company shall provide prior written notice to the Subscriber of any financing during the one year period following the Closing Date.

8.             Costs

(a)           All expenses incurred by the Company (including the fees and disbursements of counsel for the Company) relating to the issuance of the Series F Note, issue of the Underlying Securities, listing of the Shares, printing, photocopying, professional fees and all other costs and expenses incurred by the Company relating to the transactions contemplated herein shall be borne by the Company.

(b)           The Subscriber party shall bear its own legal and other professional expenses incurred in connection with the offering of the Series F Note, provided that the Company will reimburse the Subscriber for that portion of the Subscriber’s legal fees reasonably relating to the preparation of the documents required in the offering of the Series F Note.

(c)           The Company will not incur or pay any agent’s fees, broker’s fees or other fees or commissions in connection with the offering of the Series F Note except legal and audit fees.

9.             Security for the Note

The Company agrees to grant to the Subscriber a general security interest over all assets of the

Company to secure the Company’s performance of its obligations under the Note, all in accordance with the general security agreement attached to the form of Note (the “General Security Agreement”).

10.           Jurisdiction

This subscription agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.  By the Subscriber executing this subscription agreement below, the Subscriber irrevocably attorns to the jurisdiction of the courts of Ontario.

11.           Facsimile Subscriptions

The Company shall be entitled to rely on delivery by facsimile of an executed copy of this subscription agreement and acceptance by the Company of that delivery shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms of this subscription agreement.

12.           Confidentiality.

Each of the Subscriber and the Company shall maintain in confidence the matters referred to in this subscription agreement and shall not make any public disclosure, except to the extent required by law, of the terms of this agreement without the consent of the other, such consent not to be unreasonably withheld.  The wording of any public disclosure which is made must be approved by each of the parties.

13.           Assignment

This subscription agreement is not transferable or assignable.

14.           Time of the Essence

Time shall be of the essence hereof.

15.           Currency

All references herein to monetary amounts are references to lawful money of Canada.

16.           Headings

The headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.

17.           Entire Agreement

This subscription agreement (including the annexed schedules hereto) constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein.  This subscription agreement may only be amended or modified in any respect by written instrument executed by each of the parties hereto.

Please acknowledge your acceptance of the foregoing subscription agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

DATED this          day of May, 2004.

STONESTREET LIMITED PARTNERSHIP, by its general partner, Stonestreet Corporation

By:
Elizabeth Leonard
Chief Operating Officer

320 Bay Street, Suite 1300
Toronto, Ontario
M5H 4A6

Phone: 416-867-6059
Fax: 416-956-8989

ACCEPTED as of this day of May, 2004.

ADB SYSTEMS INTERNATIONAL LTD.

By:
Name:
Title:

SCHEDULE 1

ACCREDITED INVESTOR CERTIFICATE – ONTARIO SUBSCRIBERS ONLY

TO:                         ADB SYSTEMS INTERNATIONAL LTD. (THE “COMPANY”)

RE:                         SUBSCRIPTION FOR SERIES E CONVERTIBLE NOTES OF THE COMPANY

The undersigned Subscriber/officer of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

1.             he/she has read the subscription agreement and understands that the offering of convertible secured note to the Subscriber, is being made on a registration and prospectus exempt basis;

2.             the Subscriber is an “accredited investor” as that term is defined in Ontario Securities Commission Rule 45-501 “Exempt Distributions” by virtue of the Subscriber being:

[please check one]

(i)	☐

an individual who beneficially owns, or who together with a spouse beneficially owns, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities exceeds $1,000,000

(ii)	☐

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year

(iii)	☐	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer

(iv)	☐

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a company which is registered as a dealer or adviser, whether or not that individual’s registration is still in effect

(v)	☐

a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements

(vi)	☐	a person in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons that are accredited investors.

(vii)	☐	other [please insert exemption being relied upon, as referred to in Appendix 1 to this certificate]

3.             he/she: (a) if the Subscriber, is making the above statement based on personal knowledge of his/her financial situation and has reviewed personal financial documentation with an accountant,

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financial advisor or other financial professional to determine the above statement is true; or (b) if other than the Subscriber, is making the above statement based on a review of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an “accredited investor” as that term is defined in Ontario Securities Commission Rule 45-501 “Exempt Distributions”; and

4.             he/she understands that the Company is relying on this certificate as evidence of the Subscriber’s status as an accredited investor in accordance with Ontario Securities Commission Rule 45-501 and its companion policy.

DATED at Toronto this              day of May, 2004.

STONESTREET LIMITED PARTNERSHIP, by its general partner, Stonestreet Corporation

By:
Elizabeth Leonard
Chief Operating Officer

For the purposes of this certificate:

(a)           “company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)           “control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of the issuer to affect materially the control of the issuer but any holding of any persons, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the issuer;

(c)           “director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(d)           “entity” means a company, syndicate, partnership, trust or unincorporated organization;

(e)           “financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(f)            “individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

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(g)           “managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

(h)           “mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(i)            “non-redeemable investment fund” means an issuer

(i)            whose primary purpose is to invest money provided by its securityholders;

(ii)           that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(iii)          that is not a mutual fund;

(j)            “officer” means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the issuer;

(k)           “person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(l)            “portfolio adviser” means

(i)            a portfolio manager; or

(ii)           a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

(m)          “portfolio manager” means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

(n)           “promoter” means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) a person or company who, in connection with the founding, organizing or substantial reorganization of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any

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class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

(o)           “related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

(p)           “spouse” in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

Affiliated Entities, Control and Subsidiaries

1.             A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

2.             A person or company is considered to be controlled by a person or company if

(a)           in the case of a person or company,

(i)            voting securities of the first-mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and

(ii)           the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)           in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

(c)           in the case of a limited partnership, the general partner is the second-mentioned person or company.

3.             A person or company is considered to be a subsidiary entity of another person or company if

(a)           it is controlled by,

(i)            that other, or

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(ii)           that other and one or more persons or companies each of which is controlled by that other, or

(iii)          two or more persons or companies, each of which is controlled by that other, or

(b)           it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

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Appendix 1

For the purposes of subscribing for the Series F Convertible Notes, all investors resident in or otherwise subject to the laws of the Province of Ontario relying on the “other” category of “accredited investor” on the certificate to which this appendix is attached must qualify as one of the following (please circle the applicable provision below and insert same in the space provided on the certificate to which this appendix is attached):

(a)           a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

(b)           the Business Development Bank incorporated under the Business Development Bank Act (Canada);

(c)           a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

(d)           a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

(e)           a company licensed to do business as an insurance company in any jurisdiction;

(f)            a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

(h)           the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

(i)            any Canadian municipality or any Canadian provincial or territorial capital city;

(j)            any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

(k)           a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(l)            a registered charity under the Income Tax Act (Canada);

(p)           a promoter of the issuer or an affiliated entity of a promoter of the issuer;

(q)           a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

(r)            a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the

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Securities Act (Ontario);

(s)           an issuer that is acquiring securities of its own issue;

(u)           a person or company that is recognized by the Commission as an accredited investor;

(v)           a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

(w)          a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

(x)            a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

(y)           an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction; and

(z)            an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (f) and item (iii) of the Certificate to which this appendix is attached and paragraph (k) in form and function.

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SCHEDULE 2

THE TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.             DESCRIPTION OF TRANSACTION

(a)           Name of Issuer of the Securities -  ADB Systems International Ltd.

(b)           Number and Class of Securities to be Purchased -

Series F 7% convertible secured note in the principal amount of Cdn$500,000.00 (the “Note”), convertible at the holder’s option at any time until the maturity date of May 19, 2007 for units at $0.31 per unit.  Each unit consists of one common share of the issuer and one half of one common share purchase warrant.  Each whole warrant entitles the holder thereof to purchase one additional common share of the issuer at $0.50 per share at any time prior to 5:00 p.m. on May 19, 2007.

(c)           Purchase Price – Advance of the principal amounts for the Series F Note in the amount of Cdn$500,000.

2.             DETAILS OF PURCHASER

(a)           Name of Purchaser – Stonestreet Limited Partnership

(b)           Address – 320 Bay Street, Suite 1300, Toronto, Ontario, M5H 4A6

(c)           Names and addresses of persons having a greater than 10% beneficial interest in the purchaser- Stonestreet Corporation, General Partner of Stonestreet Limited Partnership

320 Bay Street, Suite 1300, Toronto, Ontario, M5H 4A6

3.             RELATIONSHIP TO ISSUER

(a)           Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)?  If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider  -

No.

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(b)           If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company?  If so, give details  -

No.

4.             DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the sixty (60) days preceding the date hereof  -

See schedule attached.

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UNDERTAKING

TO:         TORONTO STOCK EXCHANGE

THE UNDERSIGNED has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of the Private Placement Questionnaire and Undertaking.

THE UNDERSIGNED undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four (4) months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at Toronto this                        day of May, 2004.

STONESTREET LIMITED PARTNERSHIP, by its general partner, Stonestreet Corporation
Name of Purchaser (please print)

Authorized Signature

Chief Operating Officer
Official Capacity (please print)

Elizabeth Leonard
Please print here name of individual whose signature appears above, if different from name of purchaser printed above

SCHEDULE 3

LIST OF SECURED PARTIES

Secured Party	File No. Under PPSA (Ontario)	Registration No.
Christopher Bulger	888880464	20021104144390654204 20021108165217583161 20030826182015316881

Jeff Lymburner	084987306	20021104151100439461 20021108165217583169 20030826182015316880

Kenneth Sparfel and Kelly Sparfel	888880518	20021104144390654209 20021108165217583166 20031021145615300346

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT